UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On August 28, 2012, The Toro Company filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other things, the election of Mr. James “Joc” O’Rourke to its Board of Directors effective as of August 28, 2012. At the time of the filing of the Original Form 8-K, the Board had not determined the Board committees on which Mr. O’Rourke would serve. The Company is filing this amendment to the Original Form 8-K to report that at its regular meeting held on September 18, 2012, the Board, upon recommendation of the Nominating & Governance Committee, appointed Mr. O’Rourke to the Audit Committee and the Finance Committee of its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: September 18, 2012	By /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel